Exhibit 10.26

AMENDMENT NO. 1 TO THE
REGISTRATION RIGHTS AGREEMENT

                    This AMENDMENT NO. 1 TO THE REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made and entered into as of October 10, 2002, by and among BLACKROCK, INC., a Delaware corporation (“BlackRock”), PNC ASSET MANAGEMENT, INC., a Delaware corporation (“PNC”), and the persons listed on the signature pages hereof (the “Management Stockholders”), amending and supplementing the Registration Rights Agreement, dated as of October 6, 1999 (the “Registration Rights Agreement”), among BlackRock, PNC and the Employee Stockholders.  Capitalized terms used herein and not otherwise defined herein have the meanings ascribed thereto in the Registration Rights Agreement.

RECITALS:

                    WHEREAS, BlackRock, PNC and the Management Stockholders have agreed to make certain amendments to the Registration Rights Agreement;

                    WHEREAS, pursuant to Section 6(b) of the Registration Rights Agreement, the Registration Rights Agreement may be amended in such a manner that the rights of any Holder are not adversely affected with the written consent of PNC and Employee Stockholders representing a majority of the aggregate number of outstanding Class B Common Stock beneficially owned by the Employee Stockholders;

                    WHEREAS, on the terms and conditions set forth herein, BlackRock, PNC and the Management Stockholders have agreed to amend the Registration Rights Agreement as provided herein; and

                    WHEREAS, BlackRock, PNC and the Management Stockholders have duly authorized the execution and delivery of this Amendment and have done all things necessary to make this Amendment a valid agreement in accordance with its terms;

                    NOW, THEREFORE, the parties hereby agree as follows:

Section 1.  Amendment of Certain Definitions.

                    (a)     The definition of “Registrable Securities” in Section 1 of the Registration Rights Agreement is hereby amended to read as follows:

“Registrable Securities” shall mean collectively, (i) the shares of Class A Common Stock into which shares of Class B Common Stock as of the date hereof (which, in the case of the Employee Stockholders, are not subject to resale restrictions under the Stockholders Agreement or under any employment agreement with the Company) are convertible pursuant to the Company’s certificate of incorporation (the “Shares”); provided that in the case of a distribution (including, but not limited to a spin-off or split-off) by PNC or any PNC Affiliate of BlackRock Class A Common Stock or Class B Common Stock held by such entity to the public stockholders of PNC or any parent company of PNC, as the case may be (a “Distribution”), “Shares” shall include the shares of Class B Common Stock held by PNC or its Affiliates, (ii) any stock or other securities into which or for which the Shares may hereafter be changed, converted or exchanged, (iii) any other securities issued or distributed in respect of the Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise and (iv) any other securities into which or for which shares of any other successor securities are received in respect of any of the foregoing (i) through (iii); provided that in the event that any Registrable Securities (as defined without giving effect to this proviso) are being registered pursuant hereto, the Holder may include in such registration (subject to the limitations of this Agreement otherwise applicable to the inclusion of Registrable Securities) any shares of Class A Common Stock, Class B Common Stock (in the case of a Distribution) or securities acquired in respect thereof thereafter acquired by such Holder, which shall also be deemed to be “Shares,” and accordingly Registrable Securities, for purposes of such registration.  Registrable Securities will cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act and they have been disposed of pursuant to such effective Registration Statement, (ii) such Registrable Securities are distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or otherwise transferred in a manner that results in the transferred security being delivered not being subject to transfer restrictions under the Securities Act, (iii) such Registrable Securities shall have been otherwise transferred to a person who is not a Holder or (iv) such Registrable Securities shall have ceased to be outstanding.

                   (b)     The definition of “Required Registration Statement” in Section 1 of the Registration Rights Agreement is hereby amended to read as follows:

“Required Registration Statement” shall mean a Registration Statement which covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 2(a) on an appropriate form (in accordance with Section 4(a) hereof) pursuant to the Securities Act, and which form shall be available for the sale or other disposition of the Registrable Securities in accordance with the intended method or methods of distribution thereof, and all amendments and supplements to such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

Section 2.	Amendment to Section 2(a)(i).

          The first sentence of Section 2(a)(i) of the Registration Rights Agreement is hereby amended by striking the period at the end of the first sentence and inserting in place thereof the following:

; provided, that no Employee Stockholder shall be entitled to include Registrable Securities in a Required Registration Statement filed by the Company in response to a Request from PNC indicating that PNC will effect a Distribution pursuant to the Required Registration Statement.

Section 3.	Ratification.

          Except as expressly affected by the provisions hereof, the Registration Rights Agreement as amended shall remain in full force and effect in accordance with its terms and ratified and confirmed by the parties hereto.  On and after the date hereof, each reference in the Registration Rights Agreement to “this Agreement,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Registration Rights Agreement as amended by this Amendment.

Section 4.	Effect of Headings.

          The Section headings herein are for convenience of reference only and shall not effect the construction hereof.

Section 5.	Governing Law.

          This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflicts of laws principles thereof.

Section 6.	Counterparts.

                    This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.

BLACKROCK, INC.

By:	/s/ LAURENCE D. FINK

Name:	Laurence D. Fink
Title:	Chairman and Chief Executive Officer

PNC ASSET MANAGEMENT, INC.

By:	/s/ JAMES E. ROHR

Name:	James E. Rohr
Title:	Chairman and Chief Executive Officer

MANAGEMENT STOCKHOLDERS:

/s/ LAURENCE D. FINK

Laurence D. Fink

/s/ RALPH L. SCHLOSSTEIN

Ralph L. Schlosstein

/s/ ROBERT S. KAPITO

Robert S. Kapito

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